SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Harvard Illinois Bancorp, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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HARVARD ILLINOIS BANCORP, INC.

October 20, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Harvard Illinois Bancorp, Inc. (the “Company”). The Annual Meeting will be held at the main office of Harvard Savings Bank, 58 North Ayer Street, Harvard, Illinois, at 8:00 a.m. Illinois Time on November 23, 2010.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted. During the Annual Meeting we will also report on our operations. Our directors and officers will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The Annual Meeting is being held so that stockholders will be given an opportunity to elect three directors and ratify the appointment of BKD, LLP as our independent registered public accountants for the year ending December 31, 2010.

For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” the election of each of the directors and “FOR” the ratification of the appointment of BKD, LLP as our independent registered public accountants for the 2010 fiscal year.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

Duffield J. Seyller III

President and Chief Executive Officer

Harvard Illinois Bancorp, Inc.

58 North Ayer Street

Harvard, Illinois 60033

(815) 943-5261

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 23, 2010

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Harvard Illinois Bancorp, Inc. will be held at the main office of Harvard Savings Bank, 58 North Ayer Street, Harvard, Illinois, on November 23, 2010 at 8:00 a.m., Illinois Time.

A proxy statement and proxy card for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of three directors of Harvard Illinois Bancorp, Inc.;

2.	The ratification of the appointment of BKD, LLP as our independent registered public accountants for the year ending December 31, 2010; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on October 4, 2010 are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

Richard J. Lipinsky Treasurer and Corporate Secretary

Harvard, Illinois

October 20, 2010

IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 23, 2010: THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND HARVARD ILLINOIS BANCORP, INC.’S 2009 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6812.

PROXY STATEMENT

HARVARD ILLINOIS BANCORP, INC.

58 North Ayer Street

Harvard, Illinois 60033

(815) 943-5261

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 23, 2010

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Harvard Illinois Bancorp, Inc. to be used at our Annual Meeting of Stockholders (the “Meeting”), which will be held at the main office of Harvard Savings Bank (the “Bank”), 58 North Ayer Street, Harvard, Illinois, on November 23, 2010 at 8:00 a.m., Illinois Time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about October 20, 2010.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. Please sign and return your proxy to our corporate secretary at Harvard Illinois Bancorp, Inc. in order for your vote to be counted. Where no instructions are indicated, signed proxies will be voted “FOR” the proposals set forth in this proxy statement for consideration at the Meeting.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to our Secretary, Richard J. Lipinsky, at our address shown above, or by filing a duly executed proxy bearing a later date or by voting in person at the Meeting. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to our Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Except as otherwise noted below, holders of record of our common stock (“common stock”) at the close of business on October 4, 2010 (the “Voting Record Date”) are entitled to one vote for each share held. As of the Voting Record Date, there were 784,689 shares of common stock outstanding. The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting.

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Persons and groups who beneficially own in excess of five percent of our common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership pursuant to the Exchange Act.

The following table sets forth the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of the Voting Record Date. The business address of each director and executive officer and of the Harvard Savings Bank Employee Stock Ownership Plan is 58 North Ayer Street, Harvard, Illinois 60033.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of All Common Stock Outstanding

Five Percent Stockholders:

Harvard Savings Bank Employee Stock Ownership Plan	62,775	8.0

Directors and Executive Officers:

Michael P. Feeney	600	*
William D. Schack	2,000	*
Steven D. Garrels	1,500	*
Donn L. Claussen	10,000	1.3
John W. Rebhorn	9,500	1.2
Duffield J. Seyller III	10,013	1.3
Richard L. Walker	5,000	*
Richard J. Lipinsky	7,504	*
Michael T. Neese	2,517	*
Verne S. Sisson	10,000	1.3

All directors and executive officers as a group (10 persons)	58,634	7.5

*	Less than 1%.
(1)

In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of the directors, the proxy card provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed. Under Maryland law and our Articles of Incorporation and Bylaws, directors are elected by a plurality of the shares voted at the Meeting without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

As to the ratification of BKD, LLP as our independent registered public accountants, by checking the appropriate box a stockholder may vote “FOR” the item, vote “AGAINST” the item or “ABSTAIN” from voting on the item. The ratification of independent registered public accountants must be approved by a majority of the shares voted at the Meeting without regard to broker non-votes or proxies marked “ABSTAIN.”

In the event at the time of the Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by Richard J. Lipinsky, the inspector of election designated by our Board of Directors.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven persons, and is divided into three classes with one class of directors elected each year. Directors are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Our Nominating Committee has nominated Michael P. Feeney, William D. Schack and Steven D. Garrels to serve as directors for three-year terms. Messrs. Feeney, Schack and Garrels are currently members of the Board of Directors and have agreed to serve, if elected.

The table below sets forth certain information, as of the Voting Record Date, regarding the Board of Directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why either of the nominees might be unable to serve, if elected. There are no arrangements or understandings between either of the nominees and any other person pursuant to which the nominees were selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

NOMINEES LISTED IN THIS PROXY STATEMENT.

Name	Age*	Positions Held	Director Since**	Term Expires

		NOMINEES
Michael P. Feeney	42	Director	2008	2010
William D. Schack	61	Chairman of the Board	1989	2010
Steven D. Garrels	39	Director	2010	2010
		DIRECTORS
Donn L. Claussen	52	Chief Financial Officer and Director	2008	2011
John W. Rebhorn	67	Director	1996	2011
Duffield J. Seyller III	61	President, Chief Executive Officer and Director	1988	2012
Richard L. Walker	67	Director	2008	2012
		EXECUTIVE OFFICERS
Richard J. Lipinsky	47	Secretary and Treasurer
Michael T. Neese	63	Vice President and Loan Officer
Verne S. Sisson	48	Vice President and Commercial / Agricultural Loan Officer

*	At September 30, 2010.
**	Except for Steven D. Garrels, reflects initial appointment to the Board of Directors of Harvard Savings Bank.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Donn L. Claussen. Mr. Claussen is the Executive Vice President and Chief Financial Officer of Harvard Savings Bank and Harvard Illinois Bancorp, Inc. and oversees the accounting and investment areas. He has been with Harvard Savings Bank since 2007 and with Harvard Illinois Bancorp, Inc. since its formation. Previously, Mr. Claussen was a partner with the accounting firm of Lindgren, Callihan, Van Osdol & Co., Ltd., Rockford, Illinois, specializing in financial institution matters. As a certified public accountant and a former partner in a regional public accounting firm, Mr. Claussen brings to the Board of Directors his valuable experience in dealing with accounting principles, internal controls and financial reporting rules and regulations.

Michael P. Feeney. Mr. Feeney is the owner and manager of Feeney Package Liquor in Morris, Illinois. Previously, he was the operations manager of a Wal-Mart distribution center in Spring Valley, Illinois. Prior to joining the Harvard Savings Bank board of directors in April 2008, Mr. Feeney was a director of Morris Building & Loan, S.B. Mr. Feeney’s experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company. In addition, as former director of Morris Building & Loan, S.B., he brings to the Board important perspectives on serving the needs of those Bank customers who were formerly customers of Morris Building & Loan, S.B. prior to its merger into the Bank.

John W. Rebhorn. Mr. Rebhorn was the owner of Harvard Implement for 22 years and is currently the owner of Harvard All-Store, a storage facility. Mr. Rebhorn has been a director of Harvard Savings Bank for 15 years. Mr. Rebhorn’s years of experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

William D. Schack. Mr. Schack is currently the owner of the Harvard Retirement Home and Harvard Ranch. Mr. Schack has worked in the retirement field for 25 years. Mr. Schack’s years of experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Steven D. Garrels. Mr. Garrels, age 39, has served as an independent certified public accountant for 17 years. Mr. Garrels is currently a partner with Borhart Spellmeyer & Company, LLC, Elgin, Illinois. Mr. Garrels has experience with internal and external auditing of financial institutions. As a certified public accountant, Mr. Garrels brings to the Board of Directors his valuable experience in dealing with accounting principles, internal controls and financial reporting rules and regulations.

Duffield J. Seyller III. Mr. Seyller is currently the President and Chief Executive Officer of Harvard Savings Bank and Harvard Illinois Bancorp, Inc. He has been employed in the banking industry since 1976 in various positions. He has been employed with Harvard Savings Bank since 1985. Mr. Seyller has over 34 years experience in the banking industry. As Chief Executive Officer, his experience in leading the Company and the Bank and his responsibilities for the strategic direction and management of the Company’s day-to-day operations, bring broad industry and specific institutional knowledge and experience to the Board of Directors.

Richard L. Walker. Mr. Walker is presently retired. He was previously the owner and manager of a John Deere dealership for over 30 years. Mr. Walker was also on the board of directors of Morris Building & Loan, S.B. and joined the Harvard Savings Bank board of directors in April 2008. Mr. Walker’s experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company. In addition, as former director of Morris Building & Loan, S.B., he brings to the Board important perspectives on serving the needs of those Bank customers who were formerly customers of Morris Building & Loan, S.B. prior to its merger into the Bank.

Executive Officers Who Are Not Directors

Richard J. Lipinsky. Mr. Lipinsky is the Secretary and Treasurer of Harvard Savings Bank and Harvard Illinois Bancorp, Inc. He oversees the operations and information technology areas of Harvard Savings Bank. Mr. Lipinsky has been with Harvard Savings Bank since 1986.

Michael T. Neese. Mr. Neese is Vice President of Harvard Savings Bank and Harvard Illinois Bancorp, Inc. Mr. Neese is an attorney and oversees Harvard Savings Bank’s lending area. Mr. Neese has been with Harvard Savings Bank since 1993. Mr. Neese is the brother-in-law of Mr. Seyller.

Verne S. Sisson. Verne S. Sisson is Vice President and Commercial / Agricultural Loan Officer of Harvard Savings Bank and has been with Harvard Savings Bank since December 2009. Mr. Sisson has been in the financial services industry for 26 years with 21 years in a management capacity.

Board Independence, Leadership Structure, Risk Oversight and Diversity

The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive Officer Duffield J. Seyller III, and Executive Vice President and Chief Financial Officer, Donn L. Claussen, are “independent” as defined in the listing standards of the Nasdaq Stock Market. Messrs. Seyller and Claussen are not independent because they are each one of our executive officers. In determining the independence of our directors, the Board of Directors considered the transactions described in this proxy statement under the heading “Transactions with Certain Related Persons.”

To ensure effective and independent oversight of management, the Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. The Chairman of the Board is an independent, non-management role.

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews reports from members of senior management on areas of material risk to the Company, including credit, financial, operational, liquidity, legal and regulatory risks. In reviewing the reports, the full Board, or the appropriate Committee in the case of risks that are under the purview of a particular Committee, discuss with the members of senior management responsible for the areas covered by the reports how risks have been identified and what strategies and procedures have been put in place to mitigate risks. When a Committee receives a report, the Chairman of the relevant Committee communicates the results of the report review to the full Board at the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Nominating Committee and the Board of Directors do not have a formal diversity policy in identifying nominees for director. However, in considering all of the attributes of an effective director in the context of existing members of the Board, the Committee and the Board do consider differences of viewpoint (including different viewpoints derived from diverse race, gender and national origin), professional experience, education and skills so as to achieve balance and heterogeneity in backgrounds and experiences on the Board.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Meetings and Committees of the Board of Directors

Our board of directors meets on a monthly basis and may hold additional special meetings. The Company was incorporated in September 2009 and is engaged in no substantive business activities until the closing of its initial public offering in April 2010. During the year ended December 31, 2009, the Board of Directors of the Company met 13 times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings by all committees on which he served during the year ended December 31, 2009.

The Board of Directors of Harvard Illinois Bancorp, Inc. has standing Audit, Nominating and Compensation Committees. Since the Company engaged in no substantive business activities until the closing of its initial public offering in April 2010, none of these committees met during the year ended December 31, 2009.

The Audit Committee is responsible for supervising Harvard Illinois Bancorp, Inc.’s accounting, financial reporting and financial control processes. Generally, the Audit Committee oversees management’s efforts with respect to the quality and integrity of our financial information and reporting functions and the adequacy and effectiveness of our system of internal accounting and financial controls. The Audit Committee also reviews the independent audit process and the qualifications of the independent registered public accounting firm. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards. The Audit Committee is comprised of Directors Michael P. Feeney, William D. Schack and Steven D. Garrels. The Audit Committee has sole responsibility for engaging our registered public accounting firm. The board of directors has designated Steven D. Garrels an “audit committee financial expert” under the rules adopted by the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors which is available on our website at www.harvardsavingsbank.com.

The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating a firm of independent certified public accountants to audit our annual financial statements;

•	in consultation with the independent registered public accountants and the internal auditor, reviewing the integrity of our financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent registered public accountants;

•

considering whether the provision by the external independent registered public accountants of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services in excess of $5,000 by the independent registered public accountants; and

•	reviewing the adequacy of the audit committee charter.

The Compensation Committee establishes Harvard Illinois Bancorp, Inc.’s compensation policies and reviews compensation matters. The Compensation Committee is comprised of Directors William D. Schack, Michael P. Feeney and Richard L. Walker, each of whom is an independent director. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.harvardsavingsbank.com.

The Company’s philosophy is to align executive compensation with the interests of its stockholders and to determine appropriate compensation levels that will enable it to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of shareholder value based on annual earnings performance and the market price of the Company’s stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of the Company’s common stock through stock-based compensation to all levels of management; and

•	To maintain compensation levels that are competitive with other financial institutions and particularly those in the Company’s peer group based on asset size and market area.

The Company considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of the Company and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Company also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer. The Board of Directors and the Chief Executive Officer review the same information in connection with this recommendation.

The base salary levels for the Company’s executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer. In setting salaries for 2009, the Board of Directors utilized bank compensation and benefits surveys compiled by Lindgren Callihan & Van Osdol of Rockford, Illinois. In setting the base salaries, the Board of Directors also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

The Committee did not engage a compensation consultant to advise on or recommend compensation levels for the year ended December 31, 2009.

The Nominating Committee meets annually in order to nominate candidates for membership on the board of directors. The Nominating Committee is comprised of Directors Walker and Rebhorn, each of whom is an independent director. Our Board of Directors has adopted a written charter for the Nominating Committee, which is available on our website at www.harvardsavingsbank.com.

The functions of the Nominating Committee include the following:

•

consider and recommend to the Board standards (such as independence, experience, leadership, diversity and stock ownership) for the selection of individuals to be considered for election or reelection to the Board;

•	identify individuals qualified to become members of the Board;

•	consider recommendations by stockholders for director nominations;

•	conduct reviews as appropriate into the background and qualifications of director candidates;

•	recommend candidates to the Board for nomination as directors;

•	review the structure of the Board and its committees and make recommendations with respect thereto (including size and composition);

•	consider and make recommendations regarding Board and committee performance; and

•	consider and make recommendations regarding Board continuing education guidelines.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the us and our stockholders; and

•	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

In addition, the Nominating Committee will determine whether a candidate satisfies the qualifications requirements of our Bylaws, which require any person appointed or elected to the Board of Directors to reside or work in a county in which Harvard Savings Bank maintains an office (at the time of appointment or election) or in a county contiguous to a county in which we maintain an office.

Finally, the Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as independent for audit committee standards under the federal securities rules and as an audit committee financial expert.

Procedures for the Nomination of Directors by Stockholders. The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary at 58 North Ayer Street, Harvard, Illinois 60033. The Corporate Secretary must receive a submission not less than 120 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting for a candidate to be considered for next year’s annual meeting of stockholders. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee;

•	the qualifications of the candidate and why the candidate is being proposed;

•

the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

•	a statement detailing any relationship between the candidate and us;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals.” We did not receive any outside submissions for Board nominees for the Meeting.

Stockholder Communications with the Board. Any of our stockholders who wish to communicate with the Board or with any individual director may write to our Corporate Secretary, 58 North Ayer Street, Harvard, Illinois 60033, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about us or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Audit Committee Report

Management has the primary responsibility for our internal controls and financial reporting processes. The independent registered public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the independent registered public accountants, our audited consolidated financial statements for the year ended December 31, 2009;

•

discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees, as amended; and

•

received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accountants their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 and be filed with the SEC. In addition, the Audit Committee engaged BKD, LLP as our independent registered public accountants for the year ending December 31, 2010, subject to the ratification of this appointment by our stockholders.

BKD, LLP did not use the services of any persons other than its full-time permanent employees on its audit of our 2009 consolidated financial statements.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee

Michael P. Feeney

William D. Schack

Steven D. Garrels

Code of Ethics

We will adopt this month a Code of Ethics that is applicable to our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics will be available on our website at www.harvardsavingsbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

We do not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable conflicts.

Executive Compensation

Summary Compensation Table. The following table sets forth the total compensation paid to or earned by our President and Chief Executive Officer Duffield J. Seyller III, our Executive Vice President and Chief Financial Officer Donn L. Claussen and our Vice President and Loan Officer Michael T. Neese for the fiscal years ended December 31, 2009 and 2008. We refer to these individuals as “Named Executive Officers.”

Summary Compensation Table

Name and principal position	Year	Salary(1) ($)	Bonus ($)	Non-qualified deferred compensation earnings ($)	All other compensation(2) ($)	Total ($)

Duffield J. Seyller III, President and Chief Executive Officer	2009	$145,128	$—	$1,161	$27,851	$174,140
	2008	140,220	15,500	538	26,929	183,187

Donn L. Claussen, Chief Financial Officer	2009	$136,703	$—	$—	$28,040	$164,743
	2008	132,080	15,000	—	22,668	171,964

Michael T. Neese, Vice President and Loan Officer	2009	$120,189	$—	$—	$3,606	$123,795
	2008	116,125	9,000	—	3,754	128,879

(1)

Mr. Seyller deferred $8,708 and $9,343 from his base salary to the Pentegra Deferred Contribution Plan for Financial Instructions (“401(k) Plan”) and $2,400 and $2,400 to the banks cafeteria plan for the years ended December 31, 2009 and 2008, respectively. Mr. Claussen deferred $8,202 and $3,542 from his base salary to the 401(k) Plan and $7,200 and $480 to the cafeteria plan for the years ended December 31, 2009 and 2008, respectively. Mr. Neese deferred $7,211 and $11,862 from his base salary to the 401(k) Plan for the years ended December 31, 2009 and 2008, respectively.

(2)

The amount listed in this column for Mr. Seyller consists of $11,700 and $10,800 in board fees, $4,354 and $4,672 in matching contributions under Harvard Savings Banks 401(k) Plan, $11,045 and $10,704 in employer-paid health benefits and $752 and $752 in life insurance costs for the years ended December 31, 2009 and 2008, respectively. The amount listed for Mr. Claussen consists of $11,700 and $9,000 in board fees, $4,101 and $1,770 in matching contributions under the 401(k) Plan, $11,045 and $10,704 in employer-paid health benefits and $1,194 and $1,194 in life insurance costs for the years ended December 31, 2009 and 2008, respectively. The amount listed for Mr. Neese represents $3,606 and $3,754 in matching contributions under the 401(k) Plan for the years ended December 31, 2009 and 2008, respectively. The executives listed in this table also participate in certain medical coverage plans not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. With respect to employer-paid health benefits, we have listed only the portion that is in excess of that portion that we pay for all employees.

Benefit Plans

Employment Agreements. In December 2009, in connection with the initial public offering of the Company, Harvard Savings Bank entered into employment agreements with Duffield J. Seyller III and Donn L. Claussen. The agreements each have an initial term of three years. Unless notice of non-renewal is provided, the agreements renew annually so that the remaining term reverts to three years upon such renewal. The agreements provide for payment of a base salary, which will be reviewed at least annually, and which may be increased, but not decreased (except for a decrease not in excess of any decrease that is applicable generally to all employees). Under the employment agreements, the executives will receive base salaries of $145,128, with respect to Mr. Seyller, and $136,703, with respect to Mr. Claussen. In addition to base salary, Messrs. Seyller and Claussen are entitled to participate in the bonus plans and other employee benefit and fringe benefit plans applicable to senior executive officers, and will be reimbursed for business expenses incurred, including continuing education necessary to improve skills of a senior bank executive. Harvard Savings Bank will provide Messrs. Seyller and Claussen with four weeks of paid vacation and term life insurance with a death benefit equal to $250,000, in the case of Mr. Seyller, and $350,000, in the case of Mr. Claussen. In addition, the employment agreements state that the Bank will maintain Salary Continuation Agreements with each of Messrs. Seyller and Claussen that will provide an annual benefit of $40,800 and $52,000, respectively, for a term of 15 years following each executive’s retirement.

The executives will be entitled to severance benefits in the event of an involuntary termination of employment (other than due to death or disability) or in the event of the executive’s resignation for “good reason,” which would include:

(1)	failure to appoint or reappoint the executive to his executive position;

(2)

failure to appoint or reappoint the executive to the board of Harvard Savings Bank and Harvard Illinois Bancorp, Inc., provided that a failure of the Harvard Illinois Bancorp, Inc. shareholders to elect executive to the Harvard Illinois Bancorp, Inc. board will not constitute good reason;

(3)	a material change in the executive’s functions, duties or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope;

(4)	a relocation of the executive’s principal place of employment by more than 15 miles from its location as of the date of the agreement;

(5)	material reduction in the benefits and perquisites provided to The executive as of the effective date of the agreement;

(6)	a liquidation or dissolution of Harvard Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; or

(7)	a material breach of the agreement by Harvard Savings Bank.

Under any of these circumstances, the executive will be entitled to a lump sum severance payment equal the base salary due to the executive for the remaining unexpired term of the agreement (or $435,384 in the case of Mr. Seyller and $410,109 in the case of Mr. Claussen, if employment was terminated on December 31, 2009). Any such payments would be made from the general funds of Harvard Savings Bank. If the executive’s employment is involuntarily terminated or if the executive resigns for good reason (as defined above) following the occurrence of a change in control of Harvard Savings Bank or Harvard Illinois Bancorp, Inc., the executive will be entitled to a lump sum severance payment equal to the greater of: (i) three times the sum of: (A) his highest annual rate of base salary paid at anytime under the agreement, plus (B) the greater of: (x) his average annual cash bonus paid to him with respect to the three completed fiscal years prior to his termination or (y) the cash bonus paid in the fiscal year prior to his termination; or (ii) 299% of his “base amount” as defined in Section 280G of the Code (or $482,000 in the case of Mr. Seyller and $455,000 in the case of Mr. Claussen, if employment was terminated on December 31, 2009). The executive’s severance payment will be made within 30 days following his termination date, provided, however, if the executive is a “specified employee,” as defined in Section 409A of the Internal Revenue Code, then the payment will commence on the first day of the seventh month following his date of termination. Any such payments would be made from the general funds of Harvard Savings Bank (or its acquiror) if termination occurs following a change in control. In addition, Harvard Savings Bank will continue to provide continued life insurance coverage and non-taxable medical and dental coverage substantially comparable to the coverage maintained for the executive prior to his termination date for the remaining unexpired term of the agreement or, in the event of a change in control, for 36 months.

If the executive becomes disabled, he is entitled to all disability benefits under any disability plan of Harvard Savings Bank. Upon termination of employment due to retirement (as defined therein), the executive would only be entitled to his benefits under any retirement plan of Harvard Savings Bank and other plans to which he is a party. In the event that the executive’s employment is terminated for cause, the executive would have no right to receive compensation or other benefits for any period after his termination.

Upon a termination of employment for which the executive receives a severance payment under the employment agreement, other than in connection with a change in control, the executive agrees not to compete with Harvard Savings Bank for one year following termination within 15 miles of the locations in which Harvard Savings Bank has business operations.

Change in Control Agreement. In December 2009, Harvard Savings Bank entered into a change in control agreement with Richard J. Lipinsky, Secretary and Treasurer of Harvard Savings Bank. The term of the agreement is for two years, renewable for an additional year on each anniversary date of the agreement, such that the remaining term of the agreement will always be for two years, unless the board determines not to renew the change in control agreement after a comprehensive review of executive’s performance, which will be conducted annually.

In the event of a change in control of Harvard Illinois Bancorp, Inc. or Harvard Savings Bank followed by the executive’s voluntary termination for “good reason” or involuntary termination, other than for cause, the executive will be entitled to a severance payment. “Good reason” is defined as follows:

(1) failure to appoint or reappoint executive to his executive position;

(2) a material change in the executive’s functions, duties or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope;

(3) a liquidation or dissolution of Harvard Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive;

(4) a material reduction in base salary, benefits or perquisites from those being provided at the effective date of the agreement;

(5) a relocation of executive’s principal place of employment by more than 15 miles from its location as of the date of the agreement; or

(6) a material breach of the change in control agreement by Harvard Savings Bank.

In the event of a change in control followed by the executive’s involuntary termination, including a termination for good reason, but not including a termination for cause, the executive will be entitled to a severance payment equal to two times the sum of (i) executive’s base salary in effect as of the termination date, plus (ii) the highest level of incentive cash compensation earned by the executive during either the calendar year in which the termination occurs or the two calendar years immediately preceding the year in which the termination occurs (or $173,000 if employment was terminated on December 31, 2009). Such payment will be made from the general funds of Harvard Savings Bank. In addition, the executive will be entitled to life insurance coverage and non-taxable medical and dental coverage for two years following termination. Any cash severance payment will be made in a lump sum within 30 days following the executive’s termination date. The agreement provides that in the event the severance payments would include an “excess parachute payment” under Section 280G of the Internal Revenue Code, such benefits will be reduced by the minimum amount necessary to avoid penalties.

Salary Continuation Agreements. Harvard Savings Bank entered into salary continuation agreements with Mr. Seyller and Mr. Neese on December 28, 2006, and with Mr. Claussen on January 1, 2008, in order to provide the executives with supplemental retirement benefits. Under the salary continuation agreement, the executive is entitled to a normal retirement benefit upon termination of employment on or after attaining age 65. The normal retirement benefit is an annual benefit equal to $52,000 for Mr. Claussen, $40,800 for Mr. Seyller, and $25,000 for Mr. Neese, payable in 12 equal monthly installments for 15 years. In the event the executive terminates employment prior to normal retirement age, other than due to disability or death, the executive will be entitled to an early termination benefit. If the executive’s termination is due to his involuntary termination, the executive’s early termination benefit will be an amount equal to his accrued benefit determined as of the end of the month preceding his termination, annuitized and paid for 15 years, on a monthly basis, commencing in the month following his separation from service. In such event, the annual benefit, if involuntary termination occurred at September 30, 2009, would be $15,671 for Mr. Seyller, $4,200 for Mr. Claussen and $13,874 for Mr. Neese. If the executive’s termination is due to his voluntary resignation, the executive’s early termination benefit will be an amount equal to his vested accrued benefit as of the end of the month preceding his termination, where the early termination benefit will vest at a rate of 10% per year, beginning January 1, 2009 for Mr. Claussen and the first day of the plan year for Messrs. Seyller and Neese following the execution of their agreements. The early termination benefit is payable in 180 monthly installments, commencing on the first day of the month following termination of employment.

In the event of a change in control with respect to Mr. Claussen, or in the event of a change in control followed by the executive’s termination of employment within 24 months thereafter with respect to Messrs. Seyller and Neese, or in the event of the executive’s termination due to disability, the executive will be entitled to the normal retirement benefit, payable in 12 equal monthly installments for 15 years commencing on the date on which the executive attains age 65, provided, however, that in the event of a change in control, such benefit would be reduced to avoid an excess parachute payment. The benefits payable following an executive’s termination of employment without cause or following a change in control, would be paid from the general funds of Harvard Savings Bank.

In the event of the executive’s death while employed, the executive’s beneficiary will receive an annual benefit equal to the executive’s normal retirement benefit, payable in 12 equal monthly installments for 15 years commencing immediately following the executive’s death. If the executive dies during the distribution of benefits, the beneficiary will receive a continuation of such benefits at the same time and in the same amount as if the benefits were paid to the executive.

In the event the executive is a “specified employee,” as defined in Section 409A of the Internal Revenue Code, then the portion of the normal retirement benefit or the early termination benefit that is to be paid during the six month period following termination, other than due to death or disability, will be accumulated and paid to the executive in a lump sum on the first day of the seventh month following termination.

Split Dollar Life Insurance Agreement. Harvard Savings Bank has entered into a split dollar life insurance agreement with Mr. Claussen. The agreement is intended to be a non-equity endorsement split dollar agreement with respect to certain insurance policies purchased and owned by Harvard Savings Bank. Pursuant to the agreement, Harvard Savings Bank will pay the premium payments that are due on the insurance policies and Harvard Savings Bank and Mr. Claussen’s beneficiaries will share in the death benefit at his death.

In the event of Mr. Claussen’s death while employed with Harvard Savings Bank, Mr. Claussen’s beneficiary will be paid $350,000 and the bank will be paid $650,000. However, Mr. Claussen’s beneficiary will have no rights or interests under the agreement if Mr. Claussen’s employment terminates for any reason other than due to his death.

Tax Qualified Plans

401(k) Plan. Harvard Savings Bank participates in the Pentegra Defined Contribution Plan for Financial Institutions, a tax-qualified 401(k) plan, for the benefit of employees of Harvard Savings Bank who have satisfied the 401(k) plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) plan on the earliest date that coincides with or next follows the date the employee completes one year of employment and attains age 21. A participant may contribute up to 50% of his or her salary, which includes basic salary, plus overtime and bonus, to the 401(k) plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2009, the salary deferral contribution limit is $16,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan as a “catch-up” contribution. A participant is always 100% vested in his or her salary deferral and catch-up contributions. In addition, the 401(k) plan provides that Harvard Savings Bank will make matching contributions to the account of a participant in an amount equal to 50% of the participant’s contributions on the first six percent of the participant’s compensation for the year. A participant will become fully vested in his or her matching contributions upon completion of the participant’s third year of credited service. A participant also becomes 100% vested in his or her matching contributions upon the participant’s death, disability or attainment of age 65 while employed with Harvard Savings Bank. Failure to complete three years of employment will result in a forfeiture of the participant’s matching contributions and earnings thereon credited to the participant’s account. Unless elected otherwise by the participant, the benefits under the 401(k) plan are generally distributed in the form of a lump sum payment following the participant’s termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available under the plan. In connection with the conversion, Harvard Saving Bank will transfer the assets attributable to Harvard Savings Bank’s employees from the Pentegra multiple employer plan to a single employer plan and will add the Harvard Illinois Financial Corporation Stock Fund as an investment alternative. This change will permit Harvard Savings Bank 401(k) Plan participants to invest their account balances in the Harvard Illinois Financial Corporation Stock Fund, both in the offering and afterwards. An independent trustee will purchase the common stock in the offering on behalf of plan participants, to the extent that shares are available. A participant will have the right to direct the trustee regarding the voting of shares purchased for his or her plan account.

Defined Benefit Plan. Harvard Savings Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multiple employer plan. Employees who were hired prior to January 1, 2008 by Harvard Savings Bank and who completed one year of employment and have attained age 21 were eligible to participate in the plan. No employees hired after January 1, 2008 are eligible to participate in the plan, and the plan was frozen, effective June 30, 2010. A participant becomes vested in his or her retirement benefit upon completion of five years of employment, provided that a participant who has reached age 65 becomes 100% vested, regardless of the number of completed years of employment.

Upon termination of employment at or after age 65, a participant will be entitled to an annual normal retirement benefit equal to 1.5% of the participant’s average annual salary for the five highest paid consecutive years of benefit service multiplied by the number of years of benefit service. A participant who terminates employment prior to age 65 will be entitled to an annual early retirement benefit. The early retirement benefit is equal to the vested amount of the normal retirement benefit accrued at the participant’s termination date. Payment of the early retirement benefit can begin as early as 55, in which case the accrued benefit will be reduced by applying an early retirement factor based on the participant’s age when payments begin. Normal and early retirement benefits are generally payable over the longer of the lifetime of the participant or 120 monthly installments, unless one of the optional forms of distribution has been selected. The optional forms of distribution under the plan include various annuities or a lump sum payment option. In the event a participant dies while in active service, the participant’s beneficiary will be entitled to a minimum survivor annuity benefit equal to 50% of the participant’s accrued benefit. If the participant is unmarried, his or her beneficiary is entitled to a portion of the accrued benefit, payable in five yearly installments. In the event a participant dies after retirement, and before 120 monthly installments have been paid, the participant’s beneficiary would be entitled to the value of such unpaid installments paid in the lump sum. Messrs. Seyller, Claussen and Neese have approximately 21, 1 and 16 years, respectively, of credited service under the plan.

Stock-Based Benefit Plans

Employee Stock Ownership Plan. In connection with the recent conversion and initial public offering, Harvard Savings Bank adopted an employee stock ownership plan for eligible employees. An employee stock ownership plan is a tax-qualified retirement plan that primarily invests in the common stock of Harvard Illinois Financial Corporation. Eligible employees who have attained age 21 and who are employed for one year will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 8% of the total number of shares of Harvard Illinois Bancorp, Inc. common stock issued in the offering. The employee stock ownership plan funded its stock purchase with a loan from Harvard Illinois Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Harvard Saving Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate adjusts annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year. No shares had been allocated to participants under the employee stock ownership plan as of December 31, 2009.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as Harvard Savings Bank repays the loan. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant becomes vested in his or her retirement benefit only after three years of service in accordance with a three-year cliff vesting schedule. Participants who were employed by Harvard Savings Bank immediately prior to the offering receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Harvard Savings Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Harvard Illinois Bancorp, Inc.’s earnings.

As of December 31, 2009, other than the employee stock ownership plan, the Company had no compensation plans under which equity securities of Harvard Illinois Bancorp, Inc. are authorized for issuance.

Director Compensation

The following table sets forth the compensation paid to our directors other than Messrs. Seyller and Claussen during the year ended December 31, 2009. Information with respect to director fees and other director compensation paid to Messrs. Seyller and Claussen is included below in “Executive Officer Compensation – Summary Compensation Table.”

Director Compensation

Name	Fees earned or paid in cash ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Michael P. Feeney	$11,700	$—	$—	$11,700
Anthony J. Koss(1)	$1,800	$2,108	$—	$3,908
William D. Schack	$11,700	$2,922	$—	$14,622
Ronald M. Seeley(2)	$11,700	$2,863	$—	$14,563
John W. Rebhorn	$10,800	$2,462	$—	$13,262
Richard L. Walker	$11,700	$44	$—	$11,744
Steven D. Garrels(2)	$—	$—	$—	$—

(1)	Anthony J. Koss retired from the board in March 2009.
(2)	Mr. Seeley retired from the board in February 2010. Steven D. Garrels replaced Mr. Seeley in February 2010.

Fees. In 2009, Harvard Savings Bank paid each director a fee of $900 for each board meeting attended, provided that a director could miss one board meeting per year and receive fees for such meeting. No separate fees are paid for committee meetings attended or for service as committee chairmen. Harvard Illinois Bancorp, Inc. does not pay any meeting or committee fees. For 2010, Harvard Savings Bank board meeting fees remain at $900 per meeting.

Director Deferred Fee Agreements. In 1995, Harvard Savings Bank entered into deferred fee agreements with Directors Koss, Schack and Seeley. In 1997 and 1998, Harvard Savings Bank entered into deferred fee agreements with Directors Rebhorn and Seyller, respectively. The agreements allow the directors to defer the payment of a percentage of their board fees to a deferral account established by Harvard Savings Bank. Compensation deferred under the plan and interest thereon (equal to the rate on high grade long-term corporate bonds) are payable upon the director’s termination of service, disability, or upon a change in control of Harvard Savings Bank followed by termination of service. Payment will be made either in a lump sum or in monthly installments, as elected by the director at the time of entry into the agreement. In the event of a director’s death while the director is employed, the director’s beneficiary will receive a death benefit payable in 120 monthly installments. If the director dies during the distribution of benefits, his beneficiary will receive a continuation of such benefits, payable at the same time and in the same amount as if the benefits were paid to the director. Harvard Savings Bank has acquired bank-owned life insurance to informally fund its benefit obligations under these agreements.

In 2009, Harvard Savings Bank also entered into similar deferred fee agreements with Directors Claussen, Feeney and Walker; however, bank-owned life insurance was not purchased to informally fund the benefits under these agreements.

Transactions with Certain Related Persons

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk or repayment or present other unfavorable features. Harvard Savings Bank is therefore prohibited from making any loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under a program generally available to all other employees and that does not give preference to any executive officer or director over any other employee. Additionally, all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to legal counsel.

Harvard Savings Bank has adopted a lending program that provides eligible employees, officers and directors of the bank the opportunity to obtain one mortgage loan (primary residence only) at an interest rate below what is offered to customers in the normal course of business. The interest rate is 1% below the Fannie Mae rate on the date of entering the program or the date the loan is scheduled to re-price. Prior to February 2009, the interest rate was based upon the “Applicable Federal Rate” as published monthly in the Federal Register. Employees who have been employed full-time for three months or have accumulated 1,000 hours of employment are eligible to participate in the program. The outstanding balance of such loans totaled approximately $2.3 million and $1.9 million at December 31, 2009 and 2008, respectively. Approximately $854,000 and $566,000, respectively, were loans to executive officers or directors. Effective April 2008, directors are no longer eligible to obtain new loans through the program.

Set forth below is certain information as to loans made by Harvard Savings Bank to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Harvard Savings Bank under the above-referenced Employee Loan Program exceeded $120,000 at any time since January 1, 2009. All of the loans in the following table are first mortgage loans secured by the borrower’s principal place of residence. All of such loans were being repaid in accordance with their contractual terms as of December 31, 2009.

Name of Individual	Highest Balance Since January 1, 2009	Balance on December 31, 2009	Amount of Principal Paid Since January 1, 2009	Amount of Interest Paid Since January 1, 2009	Interest Rate On December 31, 2009
William D. Schack	$141,816	$124,569	$17,247	$3,753	2.83%
Michael T. Neese	183,498	174,149	9,350	2,908	1.62%

Other than as described above, all loans the principal balances of which exceeded $120,000 at any time during the period beginning January 1, 2010, made by Harvard Savings Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Harvard Savings Bank.

The aggregate amount of our loans to our officers and directors and their related entities was $1.2 million at December 31, 2009. These loans were performing according to their original terms at December 31, 2009.

Additionally, neither Harvard Illinois Bancorp, Inc. nor Harvard Savings Bank have made loans to, or have engaged in material transactions with, promoters. Harvard Illinois Bancorp, Inc. has no intention of engaging in any material transactions with promoters in the future.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered with the SEC pursuant to Section 12(g) of the Exchange Act. Our officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in our Proxy Statement or Annual Report on Form 10-KSB of the failure of an officer, director, or 10% beneficial owner of our common stock to file a Form 3, 4, or 5 on a timely basis. Based on our review of such ownership reports, no officer, director or 10% beneficial owner of our common stock failed to file such ownership reports on a timely basis for the year ended December 31, 2009.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

Our independent registered public accountants for the year ended December 31, 2009 were BKD, LLP. The Audit Committee has engaged BKD, LLP to be our independent registered public accountants for the 2010 fiscal year, subject to the ratification of the engagement by our stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of BKD, LLP for the year ending December 31, 2010. A representative of BKD, LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

Stockholder ratification of the selection of BKD, LLP is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accountants to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of BKD, LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in our best interests of our stockholders.

Fees Paid to BKD, LLP

The following table sets forth the fees we paid to BKD LLP for the years ended December 31, 2009 and 2008.

	2009	2008
Audit fees (1)	$54,600	$35,250
Audit-related fees (2)	$—	$—
All other fees(3)	$107,590	$—

(1)	Audit fees relate to the audit of Harvard Illinois Bancorp Inc.’s consolidated financial statements and to SEC registration statements.
(2)

Audit-related fees pertain to the audit of the financial statements of certain employee benefit plans. For 2009, fees also pertain to the documentation of internal control policies and procedures over financial reporting.

(3)	Fees pertain to preparation of Form S-1 Registration Statement under the Securities Act of 1933.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining BKD, LLP’s independence. The Audit Committee concluded that performing such services does not affect BKD, LLP’s independence in performing its function as our auditor.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter adopted in connection with our becoming a public company, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to us that are prohibited by law or regulation.

In addition, in connection with our becoming a publicly-traded company, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the audit or services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During each of the years ended December 31, 2009 and 2008, 100% of audit services were approved, in advance, by the Audit Committee.

Required Vote and Recommendation of the Board of Directors.

In order to ratify the selection of BKD, LLP as independent auditors for the 2010 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, without regard to broker non-votes or proxies marked abstain.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF BKD, LLP AS INDEPENDENT AUDITORS

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 58 North Ayer Street, Harvard, Illinois 60033, no later than January 26, 2011, which is ninety (90) days prior to the date we expect to mail our proxy materials for our next Annual Meeting of Stockholders. Nothing in this paragraph shall be deemed to require Harvard Illinois Bancorp, Inc. to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

OTHER MATTERS AND ADVANCE NOTICE PROCEDURES

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

Our bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to our Secretary not less than ninety (90) days prior to the date of our proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than twenty (20) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which we first made public announcement of the date of the annual meeting. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The date on which the next Annual Meeting of Stockholders of Harvard Illinois Bancorp, Inc. is expected to be held is May 26, 2011. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Stockholders must be given to Harvard Illinois Bancorp, Inc. no later than February 25, 2011. If notice is received after that date, it will be considered untimely, and Harvard Illinois Bancorp, Inc. will not be required to present the matter at the meeting.

MISCELLANEOUS

We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, directors, officers, and our regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE VOTING RECORD DATE UPON WRITTEN REQUEST TO RICHARD J. LIPINSKY, SECRETARY, HARVARD ILLINOIS BANCORP, INC., 58 NORTH AYER STREET, HARVARD, ILLINOIS 60033.

BY ORDER OF THE BOARD OF DIRECTORS

Richard J. Lipinsky
Secretary

Harvard, Illinois

October 20, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 23, 2010: THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND HARVARD ILLINOIS BANCORP, INC.’S 2009 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6812.

REVOCABLE PROXY

HARVARD ILLINOIS BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 23, 2010

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Harvard Illinois Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at the main office of Harvard Savings Bank, 58 North Ayer Street, Harvard, Illinois, at 8:00 a.m. Illinois Time on November 23, 2010. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	VOTE WITHHELD
1.	The election as director of the nominees listed below to serve for a three-year term

	Michael P. Feeney	☐	☐

	William D. Schack	☐	☐

	Steven D. Garrels	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of BKD, LLP as independent registered public accountants for the year ending December 31, 2010.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Harvard Illinois Bancorp, Inc. at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Harvard Illinois Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Harvard Illinois Bancorp, Inc. prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated October 20, 2010.

Dated: , 2010	☐ Check Box if You Plan
to Attend Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 23, 2010: HARVARD ILLINOIS BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND HARVARD ILLINOIS BANCORP, INC.’S 2009 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6812.

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